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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35035, 33-40730, 33-59979, 333-458969, 333-103573, 333-59516, 333-38378 and 333-122628) and Form S-3 (333-120776) of Molson Coors Brewing Company and our report dated May 5, 2004, except for Note 25 which is at July 21, 2004 relating to the consolidated financial statements of Molson Inc. as at March 31, 2004 and 2003 and for the three years ended March 31, 2004 which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Canada
September 9, 2005

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CONSENT OF INDEPENDENT AUDITORS